UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2015
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Process

Our Compensation Committee is responsible for approving our compensation practices that affect executive officers and it specifically approves all compensation for our executive officers and for any employee with annual target compensation in excess of $1.5 million, other than employees of OneBeacon Insurance Group, Ltd. (“OneBeacon”). Our Compensation Committee determined that it would fully delegate to the Compensation Committee of the Board of Directors of OneBeacon authority for the compensation of OneBeacon’s officers.

Base Salaries

We made no changes to base salaries for our NEOs. Each of our NEOs receives a salary of $500,000 other than Kernan V. Oberting who receives a salary of $450,000.

Annual Bonus Programs

The Compensation Committee approved annual bonuses to be paid to the following NEOs of the Company under the Company’s annual bonus programs. The annual bonuses approved with respect to 2014 are as follows: Raymond Barrette, $100,000; David T. Foy, $100,000; Allan L. Waters, $388,250; Reid T. Campbell, $200,000 and Kernan V. Oberting, $100,000.

For 2015, the target annual bonus for each NEO is as follows: Mr. Barrette, $375,000; Mr. Foy, $375,000; Mr. Waters, $250,000; Mr. Campbell, $375,000; and Mr. Oberting, $225,000.

Long-Term Incentive Award Payouts and Grants

2012-2014 Performance Cycle Award Payouts. The Compensation Committee approved payouts at 91% of target on WTM performance shares for the 2012-2014 performance share cycle. Messrs. Foy, Waters, Campbell and Oberting received cash payouts of $2,264,501, $896,742, $1,509,667 and $1,509,667, respectively. Mr. Barrette is not a participant in this performance share cycle.

Under the Sirius International Insurance Group, Ltd. (“Sirius”) 2012-2014 performance unit plan, Mr. Waters’ units were paid out at 157.3% of target and a unit value of $1,482, which resulted in a payout of $6,147,388.

2015-2017 Performance Cycle Grants. The Compensation Committee made the following long-term incentive grants to the NEOs for the 2015-2017 performance cycle: Mr. Barrette, 10,000 performance shares; Mr. Foy, 3,000 performance shares and 3,000 restricted shares; Mr. Waters, 1,200 performance shares and 1,200 restricted shares; Mr. Campbell, 2,500 performance shares and 2,500 restricted shares; and Mr. Oberting, 265 performance shares and 265 restricted shares. The number of performance shares awarded at the end of the cycle will range from 0% to 200% of the target number granted. Performance is measured against target growth in intrinsic business value per share of 8% per year over the cycle as confirmed by the Compensation Committee. Growth in intrinsic business value per share is calculated by equally weighting growth in economic value per share and growth in adjusted book value per share. The restricted shares are scheduled to vest on January 1, 2018.

In addition, Mr. Waters was granted 2,638 Sirius performance units (with a target value of $3.5 million) and Mr. Oberting was granted 668 Sirius performance units (with an approximate target value of $900,000) for the 2015-2017 performance cycle. Each Sirius unit has an initial value of $1,000 and compounds in value by Sirius’s after-tax, levered underwriting return on capital (“uroc”) over the cycle. The number of Sirius units awarded at the end of the cycle will range from 0% to 200% of the target number granted based on a uroc target of 10% per year over the cycle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: March 2, 2015	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer